Exhibit 5.1

OPINION OF JOHN R. BROWNING, ATTORNEY AT LAW


      I have acted as counsel to NuWay Medical, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") that the Company intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about March 9, 2004, for the purpose of registering the offer and sale of up to 20,000,000 shares (the "Shares") of its common stock, par value $0.00067 per share, issuable under the Company's 2004 Equity Plan (the "Plan"). This opinion letter is being given to you pursuant to your request.

      As a basis for rendering my opinion expressed below, I have reviewed originals or copies of originals, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Plan; (iii) the Company's Certificate of Incorporation, as amended to date; (iv) the Company's Amended and Restated Bylaws; (v) resolutions of the Company's Board of Directors pertaining to the issuance of the Shares, the Registration Statement, the Plan and related matters; and (vi) such other certificates of public officials, certificates of officers of the Company and other documents as I have considered necessary or appropriate as a basis for rendering my opinion.

      As to questions of fact relevant to my opinion, I have relied (without any independent investigation or inquiry by me) upon certificates and statements of the Company, officers of the Company and public officials. Furthermore, in order to render my opinion, I have made and relied upon such customary assumptions as I have deemed necessary or appropriate. Among other things and in addition to any other assumptions that are described in this opinion letter, I have made and am relying upon the following assumptions, all without any independent investigation or inquiry by me:

      4. All signatures on documents reviewed by me are genuine; all documents submitted to me originals are authentic; and all documents submitted to me as copies conform to the originals of such documents, and such originals are authentic.

      5. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of the Company or public officials that I have examined are true and correct, and all factual representations and other statements regarding factual matters that are contained in the Registration Statement and the Plan are true and correct.

      6. The Company will issue each of the Shares for legally sufficient consideration under the Delaware General Corporation Law (the "DGCL") and in accordance with the terms and conditions of the Registration Statement and the Plan.

      I am not licensed to practice law in any jurisdiction other than the States of California and Nevada. The law covered by my opinion is limited to the DGCL. I neither express nor imply any opinion with respect to any other laws, rules or regulations of Delaware or of any other jurisdiction, and I assume no responsibility with respect to the application or effect of any such laws, rules or regulations.


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      This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof. I do not undertake to advise you of matters that may come to my attention subsequent to the date hereof and that may affect my opinion, including, without limitation, future changes in applicable law.

      Based upon and subject to all of the foregoing and any and all other qualifications, limitations and assumptions that are set forth below, I am of the opinion that all Shares which are issued, delivered and paid for in accordance with the terms and conditions of the Registration Statement and the Plan will be validly issued, fully paid and nonassessable.

      I consent to the filing of this opinion letter as an exhibit to the Registration Statement. However, by giving you this opinion letter and consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



Very truly yours,

/s/ John R. Browning

March 8, 2004